UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported:  October 7, 2008

GRYPHON GOLD CORPORATION (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-127635 (Commission File Number)	92-0185596 (IRS Employer Identification No.)

Suite 810 - 1130 West Pender Street Vancouver, British Columbia V6E 4A4 (Address of Principal Executive Offices) (Zip Code)

(604) 261-2229
(Registrant's Telephone Number, including Area Code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

On October 7, 2008, the Registrant filed the attached "Preliminary Assessment of the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, USA" dated September 2, 2008 (the "Preliminary Assessment") with securities regulatory authorities in Canada, pursuant to Canadian securities laws and the rules of Toronto Stock Exchange. It is hereby being furnished to the Securities and Exchange Commission ("SEC") on Form 8-K to satisfy the Company’s "public disclosure" obligations under Regulation FD of the SEC.

The Preliminary Assessment was prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators ("NI 43-101") by John R. Danio, P.E., a Senior Associate with Telesto Nevada, Inc., and a Qualified Person as defined by NI 43-101, in association with Roger C. Steininger, Ph.D., CPG, Chief Consulting Geologist for Gryphon Gold Corporation, Steve Wolff, Mining Engineering Consultant, Steven D. Craig, CPG, Vice President – Exploration, Gryphon Gold Corporation, Jaye T. Pickarts, P.E. Knight Piesold and Co., and Kim Drossulis, Senior Mine Engineer, Telesto Nevada, Inc. As a company listed on the Toronto Stock Exchange, the Registrant was required to prepare the Report in accordance with NI 43-101, pursuant to Canadian securities laws and the rules of the Toronto Stock Exchange.

All mineral resources have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission ("SEC") Industry Guide 7 ("Guide 7"). NI 43-101 and Guide 7 standards are substantially different. The terms "mineral reserve", "proven mineral reserve" and "probable mineral reserve" are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in Guide 7. Under Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

The Report uses the terms "mineral resource," "measured mineral resource," "indicated mineral resource" and "inferred mineral resource". We advise investors that these terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of "contained pounds" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in place tonnage and grade without reference to unit measures.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	"Preliminary Assessment of the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, USA" dated September 2, 2008

99.2	Consent of John R. Danio, P.E.

99.3	Consent of Roger C. Steininger PhD

99.4	Consent of Jaye T. Pickarts

99.5	Consent of Steven F. Wolff

99.6	Consent of Steven D. Craig

99.7	Consent of Kim Drossulis

99.8	Certificate of Author, John R. Danio, PE

99.9	Certificate of Author, Roger C. Steininger PhD

99.10	Certificate of Author, Jaye T. Pickarts

99.11	Certificate of Author, Steven F. Wolff

99.12	Certificate of Author, Steven D. Craig

99.13	Certificate of Author, Kim Drossulis

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gryphon Gold Corporation
(Registrant)

Dated: October 7, 2008	By: /s/ Michael Longinotti
Michael Longinotti Chief Financial Officer